UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 21, 2014

Date of Report (Date of earliest event reported)

Amtech Systems, Inc.

(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	480 967-5146

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 21, 2014, Amtech Systems, Inc., an Arizona corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BTU International, Inc., a Delaware corporation (“BTU”), and BTU Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will be merged with and into BTU (the “Merger”), with BTU surviving as a wholly owned subsidiary of the Company. The Merger Agreement has been approved by the Boards of Directors of both the Company and BTU and is subject to the Company Stockholder Approval (as defined below) and the BTU Stockholder Approval (as defined below).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of BTU (“BTU Shares”), issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive and become exchangeable for 0.3291 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of the Company (“Company Shares”).

Any outstanding BTU stock option shall be assumed by the Company and shall be converted into an option to purchase shares of Company common stock on substantially the same terms and conditions as were applicable to such Company stock option, with appropriate adjustments based upon the Exchange Ratio to the exercise price and the number of shares of Company common stock subject to such stock option. Each BTU restricted stock unit that remains unvested immediately prior to the effective time of the Merger will become a fully vested and unrestricted share of BTU common stock.

The Merger Agreement contains customary representations and warranties of the Company and BTU relating to their respective businesses and public filings. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and BTU, including covenants (i) for each to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain actions without consent, (ii) with respect to BTU, not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions, and (iii) subject to certain exceptions, for each to recommend that its stockholders adopt the Merger Agreement.

Consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to the adoption and approval of the Merger and the issuance of the Company Shares pursuant to the Merger Agreement by the requisite vote of the Company’s stockholders (the “Company Stockholder Approval”) and the adoption and approval of the Merger pursuant to the Merger Agreement by the requisite vote of BTU’s stockholders (the “BTU Stockholder Approval”).

The Merger Agreement provides certain termination rights for both the Company and BTU and further provides that upon termination of the Merger Agreement under certain circumstances (i) (including BTU entering into an alternative transaction), BTU will be obligated to pay the Company a termination fee of $1,320,000 and/or an expense reimbursement amount of $1,000,000 or (ii) the Company will be obligated to pay BTU a termination fee of $1,320,000 and/or an expense reimbursement amount of $1,000,000. In addition, either the Company or BTU can terminate the Merger Agreement if the Merger has not been consummated on or before 120 days following the date the registration statement on Form S-4 containing the joint proxy statement is filed with the Securities and Exchange Commission, if the failure to close is not caused by the breach of the Merger Agreement by the party electing to terminate.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, BTU or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

In connection with entering into the Merger Agreement, Paul van der Wansem, BTU’s Chairman and Chief Executive Officer, and certain persons and trusts affiliated with Mr. van der Wansem, who own in the aggregate approximately 13.76% of the currently outstanding shares of BTU common stock have each entered into a voting agreement with the Company, pursuant to which each such stockholder has agreed, among other things, to vote all of its shares of BTU common stock in favor of the approval of the Merger pursuant to the Merger Agreement and the transactions contemplated thereby (the “Voting and Support Agreement”). The Voting and Support Agreement generally requires that the stockholders who are a party thereto vote all of their shares in favor of the Merger and against alternative transactions and generally prohibit such stockholders from transferring their shares prior to the consummation of the Merger. The Voting and Support Agreement will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms, as well as under certain other circumstances specified therein.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting and Support Agreement, which is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Investor Presentation

On October 22, 2014, the Company and BTU uploaded to their respective websites and delivered a joint investor presentation as part of the announcement of the entry into the Merger Agreement. A copy of the investor presentation is attached hereto as Exhibit 99.3. The investor presentation is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 8.01 Other Events.

Press Release

On October 22, 2014, the Company and BTU issued a joint press release announcing they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2, and incorporated by reference herein.

* * * *

Important Information For Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Amtech Systems, Inc. (“Amtech”) and BTU International, Inc. (“BTU”) intend to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), containing a joint proxy statement/prospectus, relating to the proposed merger. Amtech and BTU also intend to file other relevant documents relating to the proposed merger with the SEC. The proposals for the proposed merger will be made solely through the joint proxy statement/prospectus. BTU AND AMTECH URGE INVESTORS AND SHAREHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY EITHER PARTY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMTECH, BTU AND THE PROPOSED MERGER.

Investors and shareholders of Amtech and BTU will be able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by BTU will be available free of charge on the investor relations portion of the Company’s website at www.btu.com. Documents filed with the SEC by Amtech will be available free of charge on the investor relations portion of the Amtech website at www.amtechsystems.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of BTU or Amtech. BTU and its directors and executive officers, and Amtech and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of BTU and Amtech common stock in respect of the proposed merger and the transactions contemplated thereby. Information about the directors and executive officers of BTU is set forth in the proxy statement for BTU’s 2014 annual meeting of stockholders, which was filed with the SEC on April 14, 2014. Information about the directors and executive officers of Amtech is set forth in the proxy statement for Amtech’s 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014. Investors and shareholders can obtain more detailed information regarding the direct and indirect interests of BTU’s and Amtech’s directors and executive officers in the proposed merger by reading the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available.

Forward Looking Statements

This Current Report on Form 8-K, and any Exhibit attached hereto, may contain certain statements or information that constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). In some but not all cases, forward-looking statements can be identified by terminology such as, for example, “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include statements regarding the Company’s future financial results, operating results, business strategies, projected costs, products under development, competitive positions and plans and objectives of each company and its management for future operations. Such forward-looking statements may also include, but are not limited to, statements about the proposed benefits of the Merger, including future financial and operating results, the Company’s plans, objectives, expectations, and intentions, the expected timing of the completion of the merger, and other statements that are not historical facts. Such forward-looking statements and information are provided by the Company based on current expectations of the Company and reflect various assumptions of management concerning the future performance of the Company, and are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond the control of the Company. Accordingly, there can be no guarantee that such forward-looking statements or information will be realized. Actual results may vary from any anticipated results included in such forward-looking statements and information and such variations may be material. No representations or warranties are made as to the accuracy or reasonableness of any expectations or assumptions or the forward-looking statements or information based thereon. Only those representations and warranties that are made in a definitive written agreement relating to a transaction, when and if executed, and subject to any limitations and restrictions as may be specified in such definitive agreement, shall have any effect, legal or otherwise. Each recipient of forward-looking statements should make an independent assessment of the merits of and should consult its own professional advisors. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 21, 2014, by and among Amtech Systems, Inc., BTU Merger Sub, Inc., and BTU International, Inc.

99.1	Voting and Support Agreement, dated October 21, 2014, by and among Amtech Systems, Inc. and the stockholders of BTU International, Inc.

99.2	Press Release, dated October 22, 2014, announcing the Agreement and Plan of Merger by and among Amtech Systems, Inc., BTU Merger Sub, Inc., and BTU International, Inc.

99.3	Amtech Systems, Inc. and BTU International, Inc. Roadshow Presentation, dated October 22, 2014

99.4	Amtech Systems, Inc. Employee Letter, dated October 22, 2014

99.5	Amtech Systems, Inc. Customer Letter, dated October 22, 2014

99.6	Amtech Systems, Inc. Supplier Letter, dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: October 22, 2014	By:	/s/ Bradley C. Anderson

Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer